EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

          We consent to the incorporation by reference in this Registration Statement of Palm, Inc. on Form S-8 of our report dated June 22, 2001 (June 25, 2001 as to Note 16), appearing in the Annual Report on Form 10-K of Palm, Inc., for the year ended June 1, 2001.

/s/	DELOITTE & TOUCHE LLP

San	Jose, California
Oc	tober 29, 2001